Exhibit 99.1

Zoës Kitchen Announces First Quarter 2017 Results

PLANO, TX - (BUSINESS WIRE) - May 25, 2017 - Zoe's Kitchen, Inc. ("Zoës Kitchen" or the "Company") (NYSE: ZOES) today reported financial results for the sixteen weeks ended April 17, 2017.

Highlights for the sixteen weeks ended April 17, 2017, as compared to the sixteen weeks ended April 18, 2016:

•	Total revenue increased 12.6% to $90.6 million.

•	Comparable restaurant sales decreased 3.3%.

•	10 new Company-owned restaurants opened.

•	Income from operations decreased 39.6% to $1.7 million.

•	Restaurant contribution* increased 1.8% to $18.0 million, or 19.9% of restaurant sales.

•	Net income was $19.0 thousand, or $0.00 per basic and diluted share, compared to net income of $1.4 million, or $0.07 per basic and diluted share.

•	Adjusted EBITDA* decreased 2.7% to $8.1 million.

•	Adjusted net income* was $0.2 million, or $0.01 per diluted share, compared to adjusted net income of $1.1 million, or $0.06 per diluted share.

(*) Restaurant contribution, EBITDA, adjusted EBITDA, and adjusted net income are non-GAAP measures. For reconciliations of restaurant contribution to income from operations; EBITDA, adjusted EBITDA and adjusted net income to GAAP net income; and why the Company considers these non-GAAP measures useful, see the reconciliation of non-GAAP measures accompanying this release.

Kevin Miles, President and Chief Executive Officer of Zoës Kitchen, commented, “Our first quarter was largely in line with our expectations, reflecting the challenging traffic trends that prevailed across the industry, as well as the cycling of our 8.1% comp from 2016.  With similar traffic trends continuing into the second quarter, we have revised our full year outlook.  While we are dissatisfied with our comp result in the first quarter, we continued to grow share in our largest markets and are confident in the overall health of our brand."

Mr. Miles concluded, “As we look to the balance of the year, we are on track to implement several major initiatives to build sales and traffic, and to reinforce our core strategies.   Later this summer, we will introduce new entrées, sandwiches and appetizers that feature bold new flavor profiles, proteins, sauces and ingredients designed to extend our leadership in the Mediterranean space.  We are also on track to better meet our guests demand for convenience with the planned re-launch of our web, loyalty and mobile platforms and to build upon our delivery and catering capabilities.  We believe these initiatives will drive revenue and continue to grow our brand across all the markets we serve."

First Quarter 2017 Financial Results
Total revenue, which includes restaurant sales from Company-owned restaurants and royalty fees, increased 12.6% to $90.6 million in the sixteen weeks ended April 17, 2017, from $80.4 million in the sixteen weeks ended April 18, 2016. Restaurant sales for the sixteen weeks ended April 17, 2017 were $90.5 million, an increase of 12.6% from $80.3 million in the sixteen weeks ended April 18, 2016.

Comparable restaurant sales decreased 3.3% during the sixteen weeks ended April 17, 2017, consisting of a 4.6% decrease in transactions and product mix offset by a 1.3% increase in price. The comparable restaurant base includes those restaurants open for 18 full periods or longer and included 161 restaurants as of April 17, 2017.

Restaurant contribution increased 1.8% to $18.0 million in the sixteen weeks ended April 17, 2017, from $17.7 million in the sixteen weeks ended April 18, 2016. As a percentage of restaurant sales, restaurant contribution margin decreased 210 basis points to 19.9% as increases in labor and store operating expense rates were partially offset by lower cost of goods rates.

The increase in labor and store operating expense rates was driven by the dilutive effect on margins from our newest restaurants, which, on average, initially operate at less than system-wide average sales volumes and incur some inefficiencies for a short period of time. In addition, labor rates and store operating expense rates increased from hourly wage rate inflation and investments in store technology and marketing.

Net income for the sixteen weeks ended April 17, 2017 was $19.0 thousand, or $0.00 per diluted share, compared to net income of $1.4 million, or $0.07 per diluted share, for the sixteen weeks ended April 18, 2016. Adjusted net income was $0.2 million, or $0.01 per diluted share, for the sixteen weeks ended April 17, 2017, compared to adjusted net income of $1.1 million, or $0.06 per diluted share, for the sixteen weeks ended April 18, 2016.

Development
The Company opened 10 new Company-owned restaurants during the sixteen weeks ended April 17, 2017. As of April 17, 2017, there were 211 Company-owned restaurants and three franchised restaurants. As of May 25, 2017, the Company has opened five additional restaurants, bringing the total restaurant count to 219.

FY 2017 Outlook
For the fiscal year ending December 25, 2017, the Company is updating its outlook and currently expects the following:

•	Total revenue between $314.0 million and $322.0 million (previously $325.0 million and $327.0 million).

•	Comparable restaurant sales of flat to negative 3.0% (previously 1.0% to 2.0%).

•	38 to 40 Company-owned restaurant openings (unchanged from previous guidance).

•	Restaurant contribution margin between 18.3% and 19.0% (previously 19.0% and 19.3%).

•	General and administrative expenses between 10.7% and 10.9% of total revenue, inclusive of $3.2 million of non-cash equity based compensation expense (previously 10.7% to 10.8%).

Earnings Conference Call
As previously announced, the Company will host a conference call to discuss its first quarter 2017 financial results today at 4:30 PM Eastern Time. Hosting the conference call will be Kevin Miles, President and Chief Executive Officer, and Sunil Doshi, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available afterwards and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13661718. The replay will be available until Thursday, June 1, 2017.

The conference call will also be webcast live from the Company’s corporate website at www.zoeskitchen.com under the investor relations section. An archive of the webcast will also be available through the corporate website shortly after the conference call has concluded.

Definitions
The following definitions apply to these terms as used throughout this release:

Comparable restaurant sales represent the change in period-over-period sales comparisons for the comparable Company-owned restaurant base. A restaurant becomes comparable in its 18th full fiscal period of operation. The Company presents comparable restaurant sales on a fiscal calendar basis.  As a result, our comparable restaurant sales calculation may not correspond exactly to the related calendar periods.

Restaurant contribution, a non-GAAP measure, is defined as restaurant sales less restaurant operating costs, which are cost of sales, labor, and store operating expenses. Restaurant contribution margin is restaurant contribution as a percentage of restaurant sales.

EBITDA, a non-GAAP measure, is defined as net income before interest, income taxes and depreciation and amortization.

Adjusted EBITDA, a non-GAAP measure, is defined as EBITDA plus loss from disposal of equipment and pre-opening costs.

Adjusted net income, a non-GAAP measure, is defined as net income plus the provision for income taxes; less an estimated tax rate of 38%.

Our first fiscal quarter consists of sixteen weeks and each of our second, third and fourth fiscal quarters consists of twelve weeks, except for a fifty-three week year when the fourth quarter has thirteen weeks.

About Zoës Kitchen
Founded in 1995, Zoës Kitchen is a fast casual restaurant concept serving a distinct menu of fresh, wholesome, Mediterranean-inspired dishes delivered with Southern hospitality. With 219 locations in 20 states across the United States, Zoës Kitchen aims to deliver goodness to its guests by providing simple, tasty and fresh Mediterranean meals, inspired by family recipes, and made from scratch daily.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "aim," "anticipate," "believe," "estimate," "expect," "forecast," "outlook," "potential," "project," "projection," "plan," "intend," "seek," "may," "could," "would," "will," "should," "can," "can have," "likely," the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov, www.zoeskitchen.com or upon request from Zoës Kitchen.

We caution you that the important factors referenced in our SEC filings may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement its unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: restaurant contribution, EBITDA, adjusted EBITDA, and adjusted net income (collectively, the "non-GAAP financial measures"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)

	Sixteen Weeks Ended
	April 17, 2017	April 18, 2016
Revenue:
Restaurant sales	$90,504	$80,348
Royalty fees	57	63
Total revenue	90,561	80,411
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	26,496	23,989
Labor	26,952	23,299
Store operating expenses	19,049	15,373
General and administrative expenses	9,985	9,445
Depreciation	5,052	3,992
Amortization	489	500
Pre-opening costs	567	740
Loss from disposal of equipment	259	237
Total operating expenses	88,849	77,575
Income from operations	1,712	2,836
Other income and expenses:
Interest expense, net	1,368	1,122
Other income	(29)	(27)
Total other income and expenses	1,339	1,095
Income before provision for income taxes	373	1,741
Provision for income taxes	354	345
Net income	$19	$1,396

Earnings per share:
Basic	$0.00	$0.07
Diluted	$0.00	$0.07
Weighted average shares of common stock outstanding:
Basic	19,472,124	19,395,815
Diluted	19,528,915	19,568,815

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
Margin Analysis

The following table sets forth the percentage relationship to total revenue, except where otherwise indicated, for certain items included in the Company's condensed consolidated statements of operations for the period indicated. The percentages set forth below may not reconcile due to rounding of amounts stated:

	Sixteen Weeks Ended
	April 17, 2017	April 18, 2016
Revenue:
Restaurant sales	99.9%	99.9%
Royalty fees	0.1%	0.1%
Total revenue	100.0%	100.0%
Operating expenses:
Restaurant operating costs (excluding depreciation and amortization) (1):
Cost of sales	29.3%	29.9%
Labor	29.8%	29.0%
Store operating expenses	21.0%	19.1%
General and administrative expenses	11.0%	11.7%
Depreciation	5.6%	5.0%
Amortization	0.5%	0.6%
Pre-opening costs	0.6%	0.9%
Loss from disposal of equipment	0.3%	0.3%
Total operating expenses	98.1%	96.5%
Income from operations	1.9%	3.5%
Other income and expenses:
Interest expense, net	1.5%	1.4%
Other income	(0.0)%	(0.0)%
Total other income and expenses	1.5%	1.4%
Income before provision for income taxes	0.4%	2.2%
Provision for income taxes	0.4%	0.4%
Net income	0.0%	1.7%

(1) As a percentage of restaurant sales.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Condensed Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant count data)

	As of
	April 17, 2017	December 26, 2016
Selected Balance Sheet Data:
Cash and cash equivalents	$3,030	$5,493
Total assets	225,552	215,219
Total debt (1)	32,524	29,913
Total liabilities	94,678	85,253
Total stockholders' equity	130,874	129,966

(1) Includes $32.4 million and $29.8 million of deemed landlord financing as of April 17, 2017 and December 26, 2016, respectively.

	Quarter Ended
	April 17, 2017	December 26, 2016	October 3, 2016	July 11, 2016	April 18, 2016
Selected Operating Data:
Company-owned restaurants at end of period	211	201	194	183	174
Franchise-owned restaurants at end of period	3	3	3	3	3
Company-owned:
Comparable restaurant sales	(3.3)%	0.7%	2.4%	4.0%	8.1%
Units in the comparable base	161	150	143	134	126

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Income from Operations to Restaurant Contribution (non-GAAP presentation)
(in thousands)

	Sixteen Weeks Ended
	April 17, 2017	April 18, 2016

Restaurant Contribution:
Income from operations	$1,712	$2,836
Less:
Royalty fees	57	63
Add:
General and administrative expenses	9,985	9,445
Depreciation and amortization	5,541	4,492
Pre-opening costs(1)	567	740
Loss from disposal of equipment	259	237
Restaurant Contribution	$18,007	$17,687

Total revenue	$90,561	$80,411
Less: Royalty fees	57	63
Restaurant sales	$90,504	$80,348

Restaurant contribution margin	19.9%	22.0%

(1) Represent expenses directly associated with the opening of new restaurants that are incurred prior to opening, including pre-opening rent.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income to Adjusted EBITDA (non-GAAP presentation)
(in thousands)

	Sixteen Weeks Ended
	April 17, 2017	April 18, 2016

Adjusted EBITDA:
Net income, as reported	$19	$1,396
Depreciation and amortization	5,541	4,492
Interest expense, net	1,368	1,122
Provision for income taxes	354	345
EBITDA	7,282	7,355
Loss from disposal of equipment	259	237
Pre-opening costs(1)	567	740
Adjusted EBITDA	$8,108	$8,332

(1) Represents expenses directly associated with the opening of new restaurants that are incurred prior to opening, including pre-opening rent.

Zoe's Kitchen, Inc. and Subsidiaries
Unaudited Reconciliation of Net Income to Adjusted Net Income (non-GAAP presentation)
(in thousands, except share and per share data)

	Sixteen Weeks Ended
	April 17, 2017	April 18, 2016

Adjusted net income:
Net income, as reported	$19	$1,396
Provision for income taxes (1)	354	345
Pre-tax Adjusted net income	373	1,741
Estimated tax provision (1)	142	662
Adjusted net income	$231	$1,079

Adjusted net income per share:
Basic	$0.01	$0.06
Diluted	$0.01	$0.06
Weighted average shares of common stock outstanding:
Basic	19,472,124	19,395,815
Diluted	19,528,915	19,568,815

(1) For comparability, the provision for income taxes is added back to arrive at pre-tax adjusted net income; then, an estimated 38% tax rate is applied to arrive at adjusted net income.